45941417.2 Exhibit 99.3 OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION) Offer to Exchange $450,000,000 3.75% First Mortgage Bonds, Series 2020A due 2050 Which Have Been Registered Under the Securities Act of 1933 For Any and All Unregistered 3.75% First Mortgage Bonds, Series 2020A due 2050 , 2021 To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees: Oglethorpe Power Corporation, a Georgia electric membership corporation (the “Company”), is offering, upon and subject to the terms and conditions set forth in the prospectus, dated , 2021 (as amended or supplemented, the “Prospectus”), to exchange (the “Exchange Offer”) up to $450,000,000 aggregate principal amount of its 3.75% First Mortgage Bonds, Series 2020A due 2050, which have been registered under the Securities Act of 1933 (the “Exchange Bonds”) for a like aggregate principal amount of outstanding unregistered 3.75% First Mortgage Bonds, Series 2020A due 2050 (the “Original Bonds”). The terms of the Exchange Bonds are identical in all material respects to those of the Original Bonds other than that the transfer restrictions, registration rights, and additional interest provisions relating to the Original Bonds do not apply to the Exchange Bonds. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement, dated as of August 25, 2020, by and among the Company and MUFG Securities Americas Inc. as representative of the Purchasers named in Schedule 1 to the Purchase Agreement between the Company and Purchasers, dated August 17, 2020. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Prospectus. We are requesting that you contact your clients for whom you hold Original Bonds regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Bonds registered in your name or in the name of your nominee, or who hold Original Bonds registered in their own names, we are enclosing the following documents: 1. The Prospectus dated , 2021; 2. The letter of transmittal, dated , 2021 (the “Letter of Transmittal”), for your use in connection with the tender of Original Bonds and for the information of your clients; 3. Notice of Guaranteed Delivery, dated , 2021 (the “Notice of Guaranteed Delivery”); and 4. A form of letter which may be sent to your clients for whose account you hold Original Bonds registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer. Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2021, unless extended by the Company in its sole discretion (such date and time as it may be extended, the “Expiration Date”). Original Bonds tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the Prospectus) at any time before the Expiration Date.

45941417.2 The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. To participate in the Exchange Offer, certificates for Original Bonds, together with a duly executed or properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Original Bonds into the account of U.S. Bank National Association (the “Exchange Agent”), at the book- entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and Letter of Transmittal. Pursuant to the Letter of Transmittal, each tendering holder of Original Bonds (a “Holder”) will represent to the Company that (i) any Exchange Bonds acquired in exchange for Original Bonds tendered hereby will have been acquired in the ordinary course of business of the person receiving such Exchange Bonds, whether or not such person is the Holder, (ii) neither the Holder of such Original Bonds nor any such other person is engaged or intends to engage in, nor has an arrangement or understanding with any person to participate in, the distribution of such Exchange Bonds, and (iii) neither the Holder of such Original Bonds nor any such other person is an “affiliate,” as such term is defined in Rule 405 under the Securities Act, of the Company. If the Holder is a broker-dealer that will receive the Exchange Bonds for its own account in exchange for the Original Bonds, it represents that (a) the Original Bonds to be exchanged for the Exchange Bonds were acquired by it as a result of market-making activities or other trading activities and (b) that it did not purchase its Original Bonds from the Company or any of its affiliates and acknowledges that it will deliver a prospectus in connection with any resale or transfer of such Exchange Bonds; however, by so acknowledging and by so delivering a Prospectus, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The Company will not pay any fees or expenses to any broker, dealer, commercial bank or trust company or any other person (other than the Exchange Agent) in connection with the solicitation of tenders of the Original Bonds pursuant to the Exchange Offer. The Company will not pay any transfer taxes applicable to the transfer and exchange of Original Bonds pursuant to the Exchange Offer. If the Holders of the Original Bonds wish to tender, but it is impracticable for them to forward their Original Bonds prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and Letter of Transmittal. Any inquiries you may have relating to the procedure for tendering or withdrawing tenders may be addressed to, and additional copies of the enclosed materials may be obtained from the Exchange Agent at: U.S. Bank National Association Global Corporate Trust Services 111 Fillmore Avenue E St. Paul, Minnesota 55107 All other questions regarding the Exchange Offer should be addressed to Joe Rick, Director, Capital Markets and Investor Relations at the Company, at telephone number (770) 270-7240. Very truly yours, OGLETHORPE POWER CORPORATION NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.